                                     FORM OF
                         AMENDED AND RESTATED SCHEDULE A
            TO THE DISTRIBUTION AGREEMENT BETWEEN NORTHERN FUNDS AND
              NORTHERN FUNDS DISTRIBUTORS, LLC DATED _______, 2001

                               NAME OF PORTFOLIOS


Money Market Fund
U.S. Government Money Market Fund
U.S. Government Select Money Market Fund
Tax-Exempt Money Market Fund
Municipal Money Market Fund
California Municipal Money Market Fund
U.S. Government Fund
Short-Intermediate U.S. Government Fund
Intermediate Tax-Exempt Fund
California Intermediate Tax-Exempt Fund
Florida Intermediate Tax-Exempt Fund
Fixed Income Fund
Tax-Exempt Fund
Arizona Tax-Exempt Fund
California Tax-Exempt Fund
International Fixed Income Fund
High Yield Municipal Fund
High Yield Fixed Income Fund
Income Equity Fund
Stock Index Fund
Growth Equity Fund
Select Equity Fund
Value Fund
Mid Cap Growth Fund
Small Cap Index Fund
Small Cap Fund
Small Cap Growth Fund
International Growth Equity Fund
International Select Equity Fund
Technology Fund